Exhibit 99.1

UNIVERSAL GOLD MINING CORP.
Bentall Four Centre
Suite 3474 – 1055 Dunsmuir Street
Vancouver, British Columbia

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders of Universal Gold Mining Corp., a Nevada corporation, which will be held at 10:00 a.m. Eastern Standard Time on January 26, 2011, at the offices of Watson, Farley & Williams (New York) LLP located at 1133 Avenue of the Americas, 11th Floor, New York, New York 10036.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the Special Meeting.

            Regardless of whether you plan to attend the Special Meeting in person, please complete, sign and date the enclosed proxy card and return it promptly using the contact details listed on the proxy card. We look forward to meeting all stockholders who are able to attend.

YOUR VOTE IS IMPORTANT

TO ENSURE THAT YOU ARE REPRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY USING THE CONTACT DETAILS LISTED ON THE PROXY CARD, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS IN PERSON. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

UNIVERSAL GOLD MINING CORP.
Bentall Four Centre
Suite 3474 – 1055 Dunsmuir Street
Vancouver, British Columbia

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 26, 2011

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of UNIVERSAL GOLD MINING CORP., a Nevada corporation (the “Company,” “we,” “us,” or “our”), will be held at 10:00 a.m. Eastern Standard Time on January 26, 2011, at the offices of Watson, Farley & Williams (New York) LLP located at 1133 Avenue of the Americas, 11th Floor, New York, New York 10036 for the purpose of considering and acting upon the following proposals:

1.
To approve and adopt amendments to the Company’s Amended and Restated Articles of Incorporation, as amended to date, to effect a reverse stock split in a ratio ranging from one-for-five to one-for-fifty of all our issued and outstanding shares of common stock and to effect a reduction in the number of authorized shares of common stock in an amount ranging from 30% to 75% of the current authorized number (which is 1,500,000,000), in both cases in a ratio and amount to be determined by our Board of Directors if it determines to proceed with such reverse stock split.

2.
To approve and adopt amendments to the Company’s Amended and Restated Articles of Incorporation, as amended to date, to include provisions that are primarily protective to stockholders and are set forth on Appendix A to the proxy statement.

As of January 12, 2011, our total market value was approximately $14,882,000 and we had 93,012,500 shares of common stock, par value $0.001 per share (“Common Stock”) issued and outstanding. The Board of Directors of the Company expects such number of outstanding shares of Common Stock to significantly increase if we successfully conduct a private placement of a certain number of securities to fund the purchase price under the Option Agreement dated November 30, 2010 and as amended as of December 31, 2010, that we entered into with N.C.G.A. Acquisition Corp.  The Board of Directors of the Company therefore believes it to be in our best interests if the issued and outstanding shares of our Common Stock were to undergo a reverse stock split.  The Board of Directors of the Company believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of the Common Stock and will encourage investor interest in the Company and trading of the Common Stock.  In addition, we require sufficient shares of Common Stock, on a readily available basis, to maintain our capital raising and financing flexibility including, without limitation, funding possible asset or business acquisitions.  We believe we may also require additional shares of our common stock to be issuable pursuant to our Amended and Restated Articles of Incorporation, as amended, to fund the payment of certain advisor fees that will be paid in securities, and maintenance of reserves for certain convertible securities, and to maintain a sufficient number of shares in reserve to be issued pursuant to our 2008 Equity Incentive Plan and for our future needs.  Accordingly, the Board of Directors of the Company believes it is in our best interests to reduce our authorized number of shares of Common Stock; however, we do not expect that the amount of such reduction will be in proportion to the reduction of the number of our issued and outstanding shares of Common Stock pursuant to the reverse stock split.

We expect that we will apply in the future to have our shares of Common Stock listed on a North American stock exchange, such as the Toronto Stock Exchange.  We have determined to include in our Amended and Restated Articles of Incorporation provisions that are primarily protective to stockholders and that we believe would facilitate such a listing.

We may also transact any other business that properly comes before the Special Meeting.

The Special Meeting may be adjourned or postponed from time to time (including to obtain a quorum or solicit additional votes in favor of the proposal), and at any reconvened meeting, actions on the proposed amendments to the Amended and Restated Articles of Incorporation, as amended to date, may be taken without further notice to stockholders unless required by our Bylaws.

If you were a stockholder of record at the close of business on January 12, 2011, you are entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.

The Proxy Statement for the Special Meeting of Stockholders to be held on January 26, 2011 is available at http://www.universalgoldmining.net.

By Order of the Board of Directors,

January 15, 2011

UNIVERSAL GOLD MINING CORP.
Bentall Four Centre
Suite 3474 – 1055 Dunsmuir Street
Vancouver, British Columbia

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 26, 2011

GENERAL INFORMATION

Information About the Special Meeting

A special meeting of stockholders of the Company (the “Special Meeting”) will be held at 10:00 a.m. Eastern Standard Time on January 26, 2011, at the offices of Watson, Farley & Williams (New York) LLP located at 1133 Avenue of the Americas, 11th Floor, New York, New York 10036.

Information About this Proxy Statement

We are sending you this proxy statement (this “Proxy Statement”) and the enclosed proxy card (the “Proxy Card”) to solicit proxies on behalf of the Board of Directors of the Company (the “Board of Directors”), for use at the Special Meeting and any and all adjournments thereof. This Proxy Statement and the accompanying materials are first being sent or given to our stockholders on January 15, 2011.

If you own shares of our common stock, par value $0.001 per share (“Common Stock”) in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. If you hold shares of our Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

Entitlement to Vote

If you were a stockholder of record at the close of business on January 12, 2011, you are entitled to notice of and to vote at the Special Meeting, and any adjournment or postponements thereof, in person at the Special Meeting or by proxy in the manner described herein.

Matters to be Voted on at the Special Meeting

1.
To approve and adopt amendments to the Company’s Amended and Restated Articles of Incorporation, as amended to date, to effect a reverse stock split in a ratio ranging from one-for-five to one-for-fifty of all our issued and outstanding shares of common stock and to effect a reduction in the number of authorized shares of common stock in an amount ranging from 30% to 75% of the current authorized number (which is 1,500,000,000), in both cases in a ratio and amount to be determined by our Board of Directors if it determines to proceed with such reverse stock split.

2.
To approve and adopt amendments to the Company’s Amended and Restated Articles of Incorporation, as amended to date, to include provisions that are primarily protective to stockholders and are set forth on Appendix A to this Proxy Statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” BOTH PROPOSALS TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the following matters:

1.
PROPOSAL TO APPROVE AND ADOPT AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. To approve and adopt amendments to our Amended and Restated Articles of Incorporation, as amended to date, to effect a reverse stock split in a ratio ranging from one-for-five to one-for-fifty of all our issued and outstanding shares of Common Stock and to effect a reduction in the number of authorized shares of Common Stock in an amount ranging from 30% to 75% of the current authorized number (which is 1,500,000,000), in both cases in a ratio and amount to be determined by our board of directors if it determines to effect such reverse stock split.

2.
PROPOSAL TO APPROVE AND ADOPT AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCLUDE PROVISIONS PROTECTIVE TO STOCKHOLDERS. To approve and adopt amendments to the Company’s Amended and Restated Articles of Incorporation, as amended to date, to include provisions that are primarily protective to stockholders and are set forth on Appendix A to this Proxy Statement.

In addition, stockholders also will transact any other business that properly comes before the Special Meeting, and there will be an opportunity for discussions concerning the Company and its activities, to the extent permitted by applicable laws.

Who is entitled to vote?

Only stockholders of record at the close of business on January 12, 2011 (the “Record Date”), are entitled to receive notice of the Special Meeting and to vote the shares of our Common Stock that they held on that date at the Special Meeting. Each outstanding share of our Common Stock entitles its holder to cast one vote on each matter to be voted on at the Special Meeting.

Am I entitled to vote if my shares are held in “street name”?

If you are the beneficial owner of shares of our Common Stock held in “street name” by a brokerage firm, bank or other nominee, such entity, as the record holder of such shares, is required to vote your shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. The proposals to approve and adopt the amendments to our Amended and Restated Articles of Incorporation, as amended to date, are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. As of the Record Date, there were 93,012,500 outstanding shares of our Common Stock. Shares held by stockholders present at the Special Meeting who elect to abstain from voting nonetheless will be included in the calculation of the number of shares considered present at the Special Meeting.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date or time until a quorum is present. The place, date and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting.

How do I vote?

If you complete and properly sign the accompanying Proxy Card and return it using the contact details listed on the Proxy Card, the proxy holders named on the Proxy Card will vote your shares as you direct. If you are a registered stockholder and attend the Special Meeting, you may deliver your completed Proxy Card or vote in person at the Special Meeting. If you hold your shares in a brokerage account or in “street name” and you wish to vote at the Special Meeting, you will need to obtain a proxy from the broker or other nominee who holds your shares.

Can I change my vote after I return my Proxy Card?

Yes. Even after you have submitted your Proxy Card, you may change your vote at any time before the proxy is exercised by filing with the Assistant Secretary of the Company either a notice of revocation or by sending a duly executed Proxy Card bearing a later date using the contact details listed on the Proxy Card. If you are a “street name” stockholder, you must contact your broker or other nominee and follow its instructions if you wish to change your vote. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and request such revocation, although your attendance at the Special Meeting will not by itself revoke a previously granted proxy.

What is the Board of Director’s recommendation?

Our Board of Directors recommends that you:

1.
Vote “FOR” the proposal to approve and adopt amendments to our Amended and Restated Articles of Incorporation, as amended to date, to effect a reverse stock split in a ratio ranging from one-for-five to one-for-fifty of all our issued and outstanding shares of Common Stock and to effect a reduction in the number of authorized shares of Common Stock in an amount ranging from 30% to 75% of the current authorized number (which is 1,500,000,000), in both cases in a ratio and amount to be determined by our board of directors if it determines to effect such reverse stock split.

2.
Vote “FOR” the proposal to approve and adopt amendments to our Amended and Restated Articles of Incorporation, as amended to date, to include provisions that are primarily protective to stockholders and are set forth on Appendix A to this Proxy Statement.

What happens if I do not specify how my shares are to be voted?

If you submit a Proxy Card but do not indicate any voting instructions, your shares will be voted “FOR” both proposals.

Will any other business be conducted at the Special Meeting?

As of the date hereof, our Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement.  If any other business is properly brought before the Special Meeting, the proxy holders will vote your shares in accordance with their best judgment.

What vote is required to approve each item?

Proposal One – Reverse Stock Split and Reduction in Number of Authorized Shares of Common Stock: The affirmative vote of stockholders who hold a majority of shares of our Common Stock entitled to vote is required for the approval of the amendments to our Amended and Restated Articles of Incorporation, as amended to date, to effect a reverse stock split and reduce the number of authorized shares of our Common Stock.

Proposal Two – Protective Provisions: The affirmative vote of stockholders who hold a majority of shares of our Common Stock entitled to vote is required for the approval of the amendments to our Amended and Restated Articles of Incorporation, as amended to date, to include provisions that are primarily protective to stockholders and are set forth on Appendix A to this Proxy Statement.

Are there dissenter’s rights if I vote against the proposed amendment?

Chapter 78 of the Nevada Revised Statutes does not provide for dissenters’ rights in connection with any of the actions described in this Proxy Statement, and we will not provide stockholders with any such rights independently.

How will abstentions and broker non-votes be treated?

Abstentions will have the same effect as a negative vote for both proposals. Broker non-votes occur when a brokerage firm, bank or other nominee does not vote shares that it holds in “street name” on behalf of the beneficial owner because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item.  The proposals to approve and adopt the amendments to our Amended and Restated Articles of Incorporation, as amended to date, are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

PROPOSALS

PROPOSAL 1: AMENDMENTS TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

Our Board of Directors has unanimously adopted a resolution to amend our Amended and Restated Articles of Incorporation, as amended to date (the “Articles of Incorporation”), to effect a reverse stock split in a ratio ranging from one-for-five to one-for-fifty of all our issued and outstanding shares of Common Stock and to effect a reduction in the number of authorized shares of Common Stock in an amount ranging from 30% to 75% of the current authorized number (which is 1,500,000,000), in both cases in a ratio and amount to be determined by our Board of Directors if it determines to proceed with such reverse stock split.

If approved by the stockholders and our Board of Directors determines to proceed with the reverse stock split, the amendment will:

(i) insert a new Section (C) of Article Fourth of our current Articles of Incorporation with the following language:

C.           Effective as of the filing date of the Second Amended and Restated Articles of Incorporation, each [●] ([●]) shares of the issued and outstanding Common Stock of the corporation shall be reverse split into one (1) share of Common Stock of the corporation.  The reverse split shall affect only issued and outstanding shares.  Each record and beneficial holder who would receive a fractional share as a result of the reverse split shall receive a full share of Common Stock.

(ii) replace Section (A) of Article Fourth of our current Articles of Incorporation with the following language:

A.           The corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is [●] ([●]) shares. [●] ([●]) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

Our Board of Directors unanimously recommends that stockholders vote “FOR” the proposal to approve and adopt amendments to our Articles of Incorporation to effect a reverse stock split and reduce the number of authorized shares of Common Stock.

Background

We may issue our shares of capital stock to the extent such shares have been authorized under our Articles of Incorporation.  Our Articles of Incorporation currently authorize us to issue up to 1,500,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the Record Date, 93,012,500 shares of our Common Stock were issued and outstanding.  In addition, there are currently 8,116,667 stock options outstanding under our 2008 Equity Incentive Plan, as amended (the “Incentive Plan”), and 1,883,333 shares of our Common Stock reserved for future issuance under our Incentive Plan.

On January 6, 2011, we announced that we executed Amendment No. 1, dated as of December 31, 2010 to the Option Agreement, effective as of November 30, 2010, by and between the Company and N.C.G.A. Project Acquisition Corp. (as amended, the “Option Agreement”), pursuant to which we may acquire all of the issued shares in RNC (Hemco) Limited.  Amendment No. 1 to the Option Agreement is further described in and filed as Exhibit 2.1 to the Form 8-K filed with the U.S. Securities and Exchange Commission on January 6, 2011, which can be found here: http://www.sec.gov/Archives/edgar/data/1375596/000114420411001012/v207471_ex2-1.htm.  In order to fund the purchase price under the Option Agreement, we intend to conduct a private placement of a certain number of securities.

No shares of our Common Stock are held as treasury stock, and no shares of preferred stock have been issued.

Reasons for the Amendment

As of January 12, 2011, our total market value was approximately $14,882,000 and we had 93,012,500 shares of Common Stock issued and outstanding. The Board of Directors expects such number of outstanding shares of Common Stock to significantly increase if we successfully conduct a private placement of a certain number of securities to fund the purchase price under the Option Agreement, and do not effect a reverse stock split.  The Board of Directors believes that potential investors may prefer that the Company effect a reverse stock split in order to increase the trading price for our Common Stock and reduce the number of securities issued in such private placement.  The Board of Directors also believes that the increased trading price for our Common Stock after a reverse stock split would facilitate a listing with a North American stock exchange, such as the Toronto Stock Exchange.

As of January 12, 2010, the closing price for our Common Stock on the OTC Bulletin Board was $0.16. The Board of Directors also believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of the Common Stock and will encourage investor interest and trading in the Common Stock.  An increased trading price of the Common Stock would also better enable the Company to list its securities on a stock exchange, such as the Toronto Stock Exchange, where it would be afforded greater corporate opportunities to grow financially and strategically.

Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We recognize that the liquidity of our Common Stock may be adversely affected by a reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. The Board of Directors believes that the anticipated higher market price may reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

We cannot predict, however, whether a reverse stock split would achieve the desired results. The price per share of our Common Stock is also a function of our financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of our Common Stock after a reverse stock split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, or that any increase can be sustained for a prolonged period of time.

In addition to the reverse stock split, we require sufficient shares of Common Stock, on a readily available basis, to maintain our capital raising and financing flexibility including, without limitation, funding possible asset or business acquisitions.  We believe we also may require additional Common Stock to be issuable pursuant to our Amended and Restated Articles of Incorporation, as amended, to fund the payment of certain advisor fees that will be paid in securities, and maintenance of reserves for certain convertible securities, and to maintain a sufficient number of shares in reserve to be issued pursuant to our Incentive Plan and for our future needs.  Accordingly, we believe it is in our best interests to reduce our authorized number of shares of Common Stock but we do not expect it will be in proportion to the reduction of shares of Common Stock pursuant to the reverse stock split.

The par value of our Common Stock will remain $0.001 per share.

The amendments to effect a reverse stock split and to reduce the number of authorized shares of our Common Stock are not first steps in a “going-private” transaction.  At the present time, we have no intention of effecting such a transaction.

Board of Directors Discretion

Although the stockholders are voting on amendments to effect a reverse stock split and a reduction in the number of authorized shares of Common Stock, the Board of Directors maintains the absolute discretion to proceed with the amendment set forth in this proposal. If the Board of Directors determines to proceed with the reverse stock split, it will select the ratio of the reverse stock split and the amount of the reduction of the authorized number of shares of Common Stock, within the approved ranges.  At any time before the effective date of any amendment to the Articles of Incorporation, the Board of Directors maintains absolute discretion to abandon the proposed amendment without further actions by the stockholders, notwithstanding any vote taken by the stockholders.  If the proposal with respect to the reverse stock split and the reduction in the authorized number of shares is approved by our stockholders and our Board of Directors determines to proceed with the reverse stock split, it is not expected that the amount of the reduction of our authorized number of shares of Common Stock will be in proportion to the reduction of shares of Common Stock pursuant to the reverse stock split.

Principal Effects of a Reverse Stock Split

If the Board of Directors determines to effectuate a reverse stock split after approval by the stockholders, each stockholder will own after the effective date of a reverse stock split a proportionally reduced number of shares of our Common Stock, as set forth in the example below. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent the reverse stock split results in any stockholders owning a fractional share as more fully described below under “Fractional Shares.”  Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by a reverse stock split. Further, the number of stockholders of record will not be affected by a reverse stock split. The implementation of the reverse stock split may, however, increase the number of stockholders of the Company who own “odd lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

Example: As of the effective date of the reverse stock split, all stockholders will own a proportionally reduced number of shares of Common Stock. For example, if a stockholder owned 1,000 shares of Common Stock immediately prior to the effective date, then the stockholder would own 200 shares of Common Stock as of the effective date if a one-for-five reverse stock split became effective and 4 shares of Common Stock as of the effective date if a one-for-fifty reverse stock split became effective, which reflects the same proportional ownership interest in our shares of Common Stock because all stockholders would have the same reduction. As discussed above under “Reasons for the Amendment,” we expect the per share market price for our Common Stock to increase in approximate proportion to the reverse stock split, although there can be no assurance that it would do so.

Fractional Shares

No fractional shares of Common Stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the one-for-five to one-for-fifty ratio, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive an additional share of Common Stock.  The rounding up of fractional shares will not have a material effect on any stockholder’s percentage ownership interest or proportionate voting power.

Implementation and Exchange of Stock Certificates

If our stockholders approve the amendments to effect a reverse stock split and to reduce the authorized number of shares of Common Stock, and our Board of Directors decides to proceed with a reverse stock split, we will file an amendment to our Articles of Incorporation with the Secretary of State of Nevada, in the form of an Amended and Restated Articles of Incorporation. The reverse stock split will become effective at the time specified in the amendment — the next business day after the filing of the amendment — which we refer to herein as the “Effective Date.”

As of the Effective Date of the reverse stock split, each certificate representing shares of our Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the Effective Date until they surrender their old stock certificates for exchange. All shares underlying options would also be automatically adjusted on the Effective Date.

Our transfer agent, Continental Stock Transfer & Trust Company, would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the Effective Date, stockholders and holders of securities convertible into or exercisable for our Common Stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates, which will bear a different CUSIP number, reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further action to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Certain Federal Income Tax Consequences

The following is a summary of material United States federal income tax consequences of a reverse stock split. It does not address any state, local or foreign income or other tax consequences. It applies to you only if you held shares of pre-reverse stock split Common Stock and shares of post-reverse stock split Common Stock as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as (i) a dealer in securities or currencies, (ii) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (iii) a bank, a life insurance company or other financial institution, (iv) a regulated investment company or real estate investment trust, (v) a tax-exempt organization, (vi) a person who owns Common Stock that are a hedge or that are hedged against interest rate risks, (vii) a person who owns Common Stock as part of a straddle or conversion transaction for tax purposes, (viii) a U.S. expatriate, a foreign entity or a non-resident alien individual,  (ix) a stockholder subject to the alternative minimum tax, or  (x) a person whose functional currency for tax purposes is not the U.S. dollar. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis.  No opinion of counsel or ruling from the Internal Revenue Service has been or will be sought, and this discussion is not binding on the Internal Revenue Service or the courts and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed herein.   This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

To ensure compliance with Treasury Department Circular 230, each stockholder of Common Stock is hereby notified that:  (a) any discussion of United States federal tax issues in this Proxy Statement is not intended or written to be used, and cannot be used, by such stockholder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such stockholder should seek advice based on its particular circumstances from an independent tax advisor.

Tax Consequences to Common Stockholders

This discussion applies only to United States holders. A United States holder, as used herein, is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

The reverse stock split is intended to qualify as a “reorganization” under Section 368(a)(1)(E) of the Internal Revenue Code.  Except as explained below with respect to whole shares issued in lieu of fractional shares, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares of Common Stock pursuant to a reverse stock split. Except with respect to fractional shares, the aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares of Common Stock exchanged therefore. Except with respect to fractional shares, the stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.  The United States federal income tax treatment of the receipt of the additional fractional interest by a stockholder pursuant to the rounding up of fractional shares is not clear and may result in tax liability that is not expected to be material in amount in view of the low value of such fractional interest.

Tax Consequences to the Company

We should not recognize any gain or loss as a result of the proposed reverse stock split.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.001 per share after any reverse stock split. As a result, if our Board of Directors determines to effectuate a reverse stock split, on the Effective Date the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced proportionally, based on the ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The net income or loss per share of Common Stock and net book value will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of a reverse stock split.

Dissenters’ Rights

Chapter 92A.300 – 92A.500, inclusive, of the Nevada Revised Statutes provides for dissenters’ rights for any amendment to the articles of incorporation that reduces the total number of shares owned by the stockholder to a fraction of a share, if the fractional share created by the amendment is to be acquired by us for cash. We are not acquiring any fractional shares for cash, but instead issuing a whole share of common stock in lieu of any fractional shares; therefore there are no dissenters’ rights relating to the proposed amendment.

Possible Anti-Takeover Effects of the Amendment

The amendments to effect a reverse stock split and to reduce the number of authorized shares of Common Stock are not being recommended in response to any specific effort of which our Board of Directors is aware to obtain control of the Company, and our Board of Directors does not intend or view such proposed amendment as an anti-takeover measure. However, the ability of our Board of Directors to authorize the issuance of an additional proportion of shares of our Common Stock that would be available if the proposed amendments are approved and adopted could have the effect of discouraging or preventing a hostile takeover, assuming that in such amendments the number of authorized shares is reduced in a lesser proportion than the reverse stock split.

No Preemptive Rights

Our Board of Directors will have authority to issue authorized shares of our Common Stock without requiring future stockholder approval of such issuances, except as may be required by our Articles of Incorporation and applicable law and regulations.  To the extent that the additional authorized shares of Common Stock are issued in the future, they will decrease our existing stockholders’ percentage equity ownership and could result in a change of control of the Company.  Depending upon the price at which they are issued as compared to the price paid by our stockholders for their shares, the additional authorized shares of Common Stock issued in the future could be dilutive to our stockholders and could have a dilutive effect on our earnings per share, perhaps significantly.  Under Chapter 78 of the Nevada Revised Statutes and our Articles of Incorporation, the holders of our Common Stock do not have preemptive rights to acquire unissued shares of our Common Stock.  Accordingly, the issuance of additional shares of our Common Stock or such other securities is expected to dilute the ownership and voting rights of stockholders.

Vote Required

The approval and adoption of the amendments to effect a reverse stock split and to reduce the number of authorized shares of Common Stock require the affirmative vote of stockholders who hold a majority of shares of our Common Stock entitled to vote thereon.  If the amendments are approved and adopted, and our Board of Directors decides to effectuate a reverse stock split, it will become effective upon filing a Certificate of Amendment with the Nevada Secretary of State. After filing the Certificate of Amendment, the additional shares of our Common Stock may be issued from time to time by action of our Board of Directors on such terms and for such purposes as our Board of Directors may consider appropriate.  Subject to Proposal 2 below, in the event that such amendments are not approved and adopted by our stockholders at the Special Meeting, the current Articles of Incorporation will remain in effect.

PROPOSAL 2: AMENDMENTS TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCLUDE PROVISIONS PROTECTIVE TO STOCKHOLDERS

Our Board of Directors has unanimously adopted a resolution to amend the Articles of Incorporation to include provisions that are primarily protective to stockholders and are set forth on Appendix A to this Proxy Statement. (the “Protective Amendment”).

If approved, the amendment will revise the Articles of Incorporation as set forth in the marked copy of the proposed Second Amended and Rested Articles of Incorporation (other than Section (A) and Section (C) of Article Fourth of the proposed Second Amended and Rested Articles of Incorporation, for which Proposal 1 relates).  The form of the Second Amended and Rested Articles of Incorporation showing the changes we propose is attached to this proxy statement as Appendix A.

Specifically, such proposal includes provisions to insert a new Article Eighth, Ninth, Tenth and Eleventh of our current Articles of Incorporation with the following language:

EIGHTH: The Common Stock shall not be issued until the consideration for the Common Stock is fully paid.  When the corporation receives the consideration for which the Board of Directors authorized the issuance of the Common Stock, the Common Stock issued for the consideration shall be fully paid and non-assessable.

NINTH: The corporation will not issue Common Stock for consideration consisting of promissory notes and/or future services.

TENTH: Each director will have equal voting rights at all meetings and proceedings of the directors.

ELEVENTH: In the event of (a) any proposed amendment to these Second Amended and Restated Articles of Incorporation that would add, change or remove any provisions restricting or constraining the issue, transfer or ownership of any class of the corporation’s Common Stock or Preferred Stock, (b) any proposed amendment to these Second Amended and Restated Articles of Incorporation that would add, change or remove any restriction on the business or businesses that the corporation may carry on, (c) any proposed amendment to these Second Amended and Restated Articles of Incorporation that would add, change or remove the rights, privileges, restrictions or conditions attached to the shares of such class and, without limiting the generality of the foregoing, (i) remove or change prejudicially rights to accrued dividends or rights to cumulative dividends, (ii) add, remove or change prejudicially redemption rights, (iii) reduce or remove a dividend preference or a liquidation preference, or (iv) add, remove or change prejudicially conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire securities or a corporation, (d) any proposed amendment to these Second Amended and Restated Articles of Incorporation that would increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of such class, (e) any proposed amendment to these Second Amended and Restated Articles of Incorporation that would make any class of shares having rights or privileges inferior to the shares of such class equal or superior to the shares of such class, (f) any proposed amendment to these Second Amended and Restated Articles of Incorporation that would effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of such class, (g) any proposed amendment to these Second Amended and Restated Articles of Incorporation that would constrain the issue, transfer or ownership of the shares of such class or change or remove such constraint, (h) any proposed sale, lease or exchange of all or substantially all of the property of the corporation other than in the ordinary course of business, or (i) any proposal to carry out a going-private transaction or a squeeze-out transaction, then (y) the amendment must be approved by a majority of not less than two-thirds of the votes cast by the stockholders who voted and (z) any stockholder whose vote is required may dissent in accordance with Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, inclusive, and obtain payment of the fair value of the shares held by such stockholder. The procedures for delivery of notices to stockholders, meetings of the stockholders and obtaining the consent of the stockholders to corporate action in writing without a meeting shall be as provided in the bylaws.

Further, the proposal includes a provision to insert a new sentence after the first sentence of Article Twelfth of our current Articles of Incorporation as follows:

Further, notwithstanding the foregoing provision, any directors of the corporation who vote for or consent to a resolution authorizing the issuance of shares of stock for consideration other than fair value are jointly and severally liable to the corporation for any amount by which the consideration received is less than such fair value.

Lastly, the proposal includes various minor scrivener edits throughout the Articles of Incorporation to conform the document, as indicated in the form of the Second Amended and Rested Articles of Incorporation, attached to this Proxy Statement as Appendix A.

Our Board of Directors unanimously recommends that stockholders vote “FOR” the proposal to approve and adopt amendments to our Articles of Incorporation to include provisions that are primarily protective to stockholders and are set forth on Appendix A to this Proxy Statement.

Background

The Board of Directors believes it to be in our best interest to have the shares of Common Stock listed for trading on a North American stock exchange, such as the Toronto Stock Exchange, which lists the securities of many mining companies and has the attention of investors that may be more familiar with aspects of our business.  As such, we have generally reviewed the application materials and requirements necessary for such a listing.

Reasons for the Protective Amendment

We expect that we will apply in the future to have our shares of Common Stock listed on a North American stock exchange, such as the Toronto Stock Exchange.  We have determined to include in our Amended and Restated Articles of Incorporation provisions that are primarily protective to stockholders and that we believe would facilitate such a listing.  For example, the Canadian Business Corporations Act, which contains numerous protective provisions to stockholders, automatically apply to companies incorporated in Canada.  The Protective Amendment also contains provisions that are consistent with companies seeking to list on the Toronto Stock Exchange.  Because we were incorporated in Nevada, such provisions are not automatically applicable to us and our stockholders.

Board of Directors Discretion

Although the stockholders are voting on the Protective Amendment, the Board Directors maintains the absolute discretion to proceed with such amendment.  At any time before the effective date of any amendment to the Articles of Incorporation, the Board of Directors maintains absolute discretion to determine to abandon the Protective Amendment without further actions by the stockholders, notwithstanding any vote taken by the stockholders.

TIMING OF AMENDMENTS

If the Protective Amendment and the amendments to effect a reverse stock split and to reduce the authorized number of shares of Common Stock are both approved by our stockholders, and our Board of Directors determines to proceed with the Protective Amendment and the reverse stock split, our Board of Directors may choose to amend the Articles of Incorporation with both amendments simultaneously or may otherwise decide to include in the Articles of Incorporation one such amendment, and thereafter amend the Articles of Incorporation with the other amendment.  The effective date of any amendment to the Articles of Incorporation may occur before or after the consummation of the transactions described in the Option Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock known by us as of December 22, 2010, by each of our directors and executive officers, all officers and directors as a group and each person whom we believe beneficially owns more than 5% of our outstanding Common Stock.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent such power may be shared with a spouse. Information given with respect to beneficial owners who are not officers or directors of ours is to the best of our knowledge.  As we do not have a class of stock registered under the Securities Exchange Act of 1934, as amended, beneficial owners of our securities are not required to file Williams Act of 1968, as amended, or Section 16 reports, which limits our ability to determine whether a person or entity is a beneficial owner of more than 5% of our Common Stock and the extent of any such beneficial owner’s holdings or any relationships among beneficial owners.

Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Ownership(2)		Percentage of Class(3)

David Cather	Common Stock, $0.001 par value	0	(4)	*
Andrew Neale	Common Stock, $0.001 par value	0	(4)	*
Craig Niven	Common Stock, $0.001 par value	0	(4)	*
Bruce Stewart	Common Stock, $0.001 par value	0	(4)	*

All directors and executive officers as a group 4 persons)		0	(5)	*

John Paul DeJoria Family Trust c/o John Paul Mitchell Systems 9701 Wilshire Blvd., Suite 1205 Beverly Hills, CA 90212	Common Stock, $0.001 par value	10,750,000		11.56%
Fiordaliso Ltd. Suite 340-345 Barkly Wharf Le Caudan Waterfront BP 1070 Port Louis, Republic of Mauritius	Common Stock, $0.001 par value	5,500,000	(6)	5.91%
IIU Nominees Limited IFSC House Custom House Quay Dublin 1 Ireland	Common Stock, $0.001 par value	5,000,000		5.38%
Ocean Group International SA Portland House, Bresseudeu Place 9th Floor London, SW1E 5NP, United Kingdom	Common Stock, $0.001 par value	5,000,000		5.38%
Satfonico Investments SA c/o “CAMS” Kornstrasse 9 4950 Huttwil, Switzerland	Common Stock, $0.001 par value	6,625,000	(6)	7.12%
_______________
* Less than 1%.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Universal Gold Mining Corp., Bentall Four Centre, Suite 3474 - 1055 Dunsmuir Street, Vancouver, British Columbia V7X 1K8.

(2)
Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 22, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)	Percentage based upon 93,012,500 shares of our Common Stock outstanding as of December 22, 2010.

(4)	Does not include 2,000,000 shares of our Common Stock issuable upon the exercise of options granted to our current directors under the Incentive Plan which are not exercisable within 60 days.

(5)
Does not include an aggregate of 8,000,000 shares of our Common Stock issuable upon the exercise of options granted to our current directors under the Incentive Plan, which are not exercisable within 60 days.

(6)
Estimate of beneficial ownership, based on information available to us. The shares indicated as beneficially owned may include shares held in street name or the name of a nominee, and beneficial ownership may have been disposed of and/or acquired without our knowledge.

OTHER MATTERS

As of the date hereof, our Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares of our Common Stock represented by proxies that are submitted to us in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

We will solicit proxies on behalf of our Board of Directors by mail or in person. We have not retained any third parties to assist in soliciting proxies. We will pay the proxy solicitation costs (except for the costs of returning your Proxy Card using the contact details specified in the Proxy Card). We will supply copies of the proxy solicitation materials to brokerage firms, banks and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of our Common Stock held of record by such nominees. We request that such brokerage firms, banks and other nominees forward the proxy solicitation materials to the beneficial owners.

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is Bentall Four Centre, Suite 3474 – 1055 Dunsmuir Street, Vancouver, British Columbia.

Appendix A

~~RITE TIME~~ SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF UNIVERSAL GOLD MINING ~~INC~~CORP.

(Pursuant to Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes)

I, the undersigned ~~President~~ [●] of ~~Rite Time~~ Universal Gold Mining ~~Inc~~Corp., do hereby certify that:

1. The Amended and Restated Articles of Incorporation of ~~Rite Time~~ Universal Gold Mining ~~Inc.~~ Corp., as amended, are hereby amended and restated in their entirety, effective as of the date of filing hereof with the Secretary of State of the State of Nevada, as follows:

FIRST: The name of the corporation is ~~Federal Sports & Entertainment, Inc~~Universal Gold Mining Corp.

SECOND: The resident agent for ~~this~~ the corporation shall be:

Resident Agents of Nevada, Inc.

The address of said agent, and the principal or statutory address of ~~this~~ the corporation in the State of Nevada, shall be 711 S. Carson, Suite 4, Carson City, Nevada, 89701. ~~This~~ The corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the ~~By-Laws~~ bylaws of said corporation, and that ~~this~~ the corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD: The objects for which ~~this~~ the corporation is formed are as follows: to engage in any lawful activity.

FOURTH:

A. ~~This~~ The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is ~~three hundred and ten million (310,000,000~~[●] ([●]) shares. ~~Three hundred million (300,000,000~~[●] ([●]) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

B. ~~B.~~ The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the corporation laws of the State of Nevada, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, ~~and~~ to establish from time to time the number of shares constituting any such series or any of them~~;~~, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH: The governing board of ~~this~~ the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of ~~this~~ the corporation, providing that the number of directors shall not be reduced to less than one (1).

SIXTH: After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.

SEVENTH: The corporation is to have a perpetual existence.

2

TWELFTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer ~~of~~ for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law~~;~~, or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Further, notwithstanding the foregoing provision, any directors of the corporation who vote for or consent to a resolution authorizing the issuance of shares of stock for consideration other than fair value are jointly and severally liable to the corporation for any amount by which the consideration received is less than such fair value. **Any repeal or modification of this Article Twelfth by the stockholders of ~~this~~ the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.**

3

NINTHTHIRTEENTH: No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TENTHFOURTEENTH: This The corporation reserves the right to amend, alter, change or repeal and any provision contained in the these Second Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the these Second Amended and Restated Articles of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.

2. The foregoing Second Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporationcorporation.

3. The foregoing Second Amended and Restated Articles of Incorporation have been duly approved by the required vote of stockholders in accordance with Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes. The total number of outstanding shares of Common Stock of the Corporation corporation is 5,005,000[●], of which 3,755,000 [●] have voted in favor of the Second Amended and Restated Articles of Incorporation, and no shares of Preferred Stock of the Corporation corporation are currently outstanding. The number of shares of stock voting in favor of the Second Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required under the law and the Amended and Restated Articles of Incorporation in effect at the time of this filing was more than 50% of the outstanding Common Stock.

IN WITNESS WHEREOF, the undersigned, President of the corporation, for the purpose of amending and restating the Amended and Restated Articles of Incorporation of Rite Time Universal Gold Mining, Inc Corp., hereby makes, files and records this Second Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the corporation and that the facts stated herein are true.

Linda Farrell

By:

/s/ Linda Farrell

Name: Linda Farrell

Title: President

Dated: April 11, 2008 [●], 2011

4

PROXY CARD

UNIVERSAL GOLD MINING CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Craig Niven and David Cather, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock of Universal Gold Mining Corp. owned of record by the undersigned on January 12, 2011, at the special meeting of stockholders to be held at 10:00 a.m. on January 26, 2011, at the offices of Watson, Farley & Williams (New York) LLP located at 1133 Avenue of the Americas, 11th Floor, New York, New York 10036, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” (I) THE PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION RELATED TO A REVERSE STOCK SPLIT AND REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND (II) THE PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION RELATING TO PROVISIONS THAT ARE PRIMARILY PROTECTIVE TO STOCKHOLDERS AND ARE SET FORTH ON APPENDIX A TO THE PROXY STATEMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIVERSAL GOLD MINING CORP. PLEASE SIGN AND RETURN THIS PROXY USING THE CONTACT DETAILS LISTED ON THIS CARD. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO OTHER BUSINESS, NOT KNOWN OR DETERMINED AT THE TIME OF THE SOLICITATION OF THIS PROXY, THAT COMES BEFORE SUCH MEETING OR ANY ADJOURNMENT THEREOF.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.

The undersigned hereby acknowledges receipt of the combined Notice of Special Meeting of Stockholders and Proxy Statement dated January 15, 2011, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the Special Meeting.

(To be signed on the other side)

HOW TO VOTE

☒ Please mark your vote as indicated in this example.

Once marked, please sign and date the proxy card and return it via post, electronic mail or facsimile to:

Universal Gold Mining Corp.
c/o Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas, 11th Floor, New York, New York 10036
Attention: Katherine Puente-Ladisa
Email: KPuente-Ladisa@wfw.com
Fax: +1 212 922 1512

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION RELATING TO (I) A REVERSE STOCK SPLIT AND REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND (II) PROVISIONS THAT ARE PRIMARILY PROTECTIVE TO STOCKHOLDERS AND ARE SET FORTH ON APPENDIX A TO THE PROXY STATEMENT.

VOTE ON PROPOSALS

1.  AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.  To approve and adopt amendments to Universal Gold Mining Corp.’s Amended and Restated Articles of Incorporation, as amended to date, to effect a reverse stock split in a ratio ranging from one-for-five to one-for-fifty of all our issued and outstanding shares of common stock and to effect a reduction in the number of authorized shares of common stock in an amount ranging from 30% to 75% of the current authorized number (which is 1,500,000,000), in both cases in a ratio and amount to be determined by our board of directors if it determines to effect such reverse stock split.

☐           FOR                           ☐       AGAINST                   ☐     ABSTAIN

2.  AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCLUDE PROVISIONS PROTECTIVE TO STOCKHOLDERS.  To approve and adopt amendments to Universal Gold Mining Corp.’s Amended and Restated Articles of Incorporation, as amended to date, to include provisions that are primarily protective to stockholders and are set forth on Appendix A to the proxy statement.

☐           FOR                           ☐       AGAINST                   ☐     ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

Date: ___________, 20__

Signature of stockholder

Signature of stockholder, if held jointly

Please sign your name as it appears on this proxy.  Joint owners each should sign.  When signing as trustee, administrator, executor, attorney, etc., please indicate your full title as such.  Corporations should sign in full corporate name by the chief executive officer or other authorized officer.  Partnerships should sign in full partnership name by authorized partner.